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                                                                Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2004, relating to the financial statements and financial highlights, which appears in the December 31, 2003 Annual Report to Shareholders of MainStay VP Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
April 29, 2004